Exhibit 10.13

AMENDED AND RESTATED

RIGHT OF FIRST REFUSAL AGREEMENT

This AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AGREEMENT (this “Agreement”) is made as of                , 2021 (the “Effective Date”), by and among (i) Humana Inc., Humana Medical Plan, Inc., Humana Health Insurance Company of Florida, Inc., and Humana Insurance Company and their Affiliates who underwrite and/or administer health plans (collectively, “Humana”), (ii) Primary Care (ITC) Holdings, LLC (“Cano”), (iii) Primary Care (ITC) Intermediate Holdings, LLC (“Cano Intermediate”), and (iv) Cano Health, Inc., formerly known as Jaws Acquisition Corp. (“Pubco”).

WHEREAS, Humana and HP MSO, LLC (“Healthy Partners”) are party to that certain Physician Practice Management Participation Agreement, effective as of June 1, 2003, as amended by that certain Addendum, effective as of January 1, 2018 (as amended, the “Participation Agreement”), pursuant to which Humana has the right of first refusal to purchase Healthy Partners, on the terms and conditions described in the Participation Agreement (the “HP ROFR”);

WHEREAS, on July 1, 2019, Humana received a written notice from Healthy Partners (the “HP Offer Notice”), which written notice stated that (i) an affiliate of Cano had delivered a letter of indication (the “HP LOI”) to acquire Healthy Partners (the “HP Acquisition”) on the terms and conditions set forth in the HP LOI, and (ii) the HP LOI had triggered the HP ROFR and a thirty (30) day review period (following Humana’s receipt of the HP Offer Notice) for Humana to elect to exercise the HP ROFR triggered by the HP LOI (the “HP Review Period”);

WHEREAS, Humana and Healthy Partners agreed to extend the HP Review Period triggered by the HP Offer Notice until 11:59 p.m. Louisville, Kentucky time on September 22, 2019 (the “HP Extended Review Period”); provided that each of Humana and Healthy Partners had the option to terminate the HP Extended Review Period early by giving written notice to the other party of its intention to do so not later than 5:00 p.m. Louisville, Kentucky time on August 9, 2019 (the “Extended Review Termination Deadline”), in which case the HP Extended Review Period shall have been deemed to expire at 12:00 p.m. (noon) Louisville, Kentucky time on August 12, 2019 (the “Early Termination Time”);

WHEREAS, Healthy Partners terminated the HP Extended Review Period by giving written notice to Humana of its intention to do so prior to the Extended Review Termination Deadline, and therefore the HP Extended Review Period is deemed to have expired at the Early Termination Time;

WHEREAS, Humana and Cano entered into that certain Right of First Refusal Agreement, dated as of August 16, 2019, as amended by that certain Amendment No. 1 to the Right of First Refusal Agreement, dated as of March 17, 2020, by and between Cano and Humana (collectively, the “Prior ROFR Agreement”);

WHEREAS, each of Cano, Cano Intermediate, Pubco and Humana Inc. entered into that certain letter agreement, dated as of November 11, 2020, pursuant to which, among other things, Cano, Cano Intermediate, Pubco and Humana agreed to amend and restate the Prior ROFR Agreement in accordance with the terms set forth therein;

WHEREAS, Section 6.5 of the Prior ROFR Agreement provides that the Prior ROFR Agreement may be amended by an instrument in writing executed by Humana and Cano; and

WHEREAS, Humana and Cano desire to amend and restate the Prior ROFR Agreement, and each of Cano Intermediate and Pubco desire to enter into this Agreement, in each case, on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual promises and agreements hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree, and each of Cano and Humana agree that that Prior ROFR Agreement is hereby amended and restated, in each case, as follows:

1. DEFINITIONS. The following terms, when used herein, have the meanings set forth below.

“Affiliate” means any company, individual, corporation, partnership, association, or business that now or hereafter directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with another person; and the term “control,” including the terms “controlling,” “controlled by,” and “under common control with,” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting shares, by contract or otherwise.

“Definitive Agreement” means a legally binding definitive agreement with respect to a Sale Transaction and, for the avoidance of doubt, does not include any non-binding term sheet reflecting the terms and conditions of the proposed Sale Transaction and/or a customary confidentiality agreement with any potential acquirer; provided that such term sheet or similar document does not include binding exclusivity provisions that would preclude Cano, Cano Intermediate, Pubco or any of their Members or its or their respective Affiliates (including Healthy Partners following any HP Acquisition) from complying with the terms of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Members” means, with respect to a Person, the direct and indirect “beneficial owners” (as such term is defined in Rule 13d-3 and Rule 13d-5 promulgated under the Securities Exchange Act) of equity securities of such Person.

“Person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“Sale Process” means a process initiated by a Selling Party for the bona fide purpose of seeking one or more offers or proposals relating to any Sale Transaction, whether solicited directly or through an investment bank engaged to act on behalf of such Selling Party.

“Sale Transaction” means any of (i) the sale, lease, license, transfer, conveyance or other disposition, directly or indirectly, in one transaction or a series of related transactions, of assets, businesses, divisions or subsidiaries that constitute 20% or more of the net revenues, net income or assets of (x) Cano, Cano Intermediate or Pubco (in each case, including its respective subsidiaries and controlled Affiliates, taken as a whole), or (y) to the extent that any such transaction occurs following the consummation of any HP Acquisition, Healthy Partners and its subsidiaries and controlled Affiliates, taken as a whole, (ii) a transaction or a series of related transactions (including by way of merger, consolidation, recapitalization, exchange offer, spin-off, split-off, reorganization or sale of securities) the result of which is that (x) the Members of Cano, Cano Intermediate or Pubco or, in each case, their respective Affiliates immediately prior to such transaction or series of related transactions are (after giving effect to such transaction or series of related transactions) no longer, in the aggregate, the “beneficial owners” (as such term is defined in Rule 13d-3 and Rule 13d-5 promulgated under the Securities Exchange Act), directly or indirectly through one or more intermediaries, of more than 50% of the voting power of the outstanding equity securities of Cano, Cano Intermediate or Pubco, respectively or (y) to the extent that any such transaction occurs following the consummation of any HP Acquisition, the holders of Healthy Partner’s outstanding equity securities or their Affiliates immediately prior to such transaction or series of related transactions are (after giving effect to such transaction or series of related transactions) no longer, in the aggregate, the “beneficial owners” (as such term is defined in Rule 13d-3 and Rule 13d-5 promulgated under the Securities Exchange Act), directly or indirectly through one or more intermediaries, of more than 50% of the voting power of the outstanding equity securities of Healthy Partners or (iii) any other transaction having a similar effect to those described in the foregoing clauses (i) and (ii).

2. WAIVER OF HP ROFR.

Humana hereby (x) waives the HP ROFR and (y) consents to the assignment of any contract or agreement that it maintains with Healthy Partners or any of its Affiliates, including, without limitation, the Participation Agreement, to Cano or any of its controlled Affiliates upon consummation of transactions contemplated by the HP Acquisition, in each case solely with respect to an HP Acquisition that is consummated on the terms and conditions for such HP Acquisition that are set forth in the HP LOI; provided, that the foregoing waiver does not constitute any waiver of rights that Humana and its Affiliates may have with respect to (x) any HP Acquisition that is consummated on terms and conditions for such HP Acquisition that are different in any material respect from those set forth in the HP LOI or (y) any other or subsequent Sale Transaction.

3. RIGHT OF FIRST REFUSAL.

3.1 From and after the Effective Date, if at any time Cano, Pubco, Cano Intermediate, or any of their respective Affiliates or controlling Members (each, as applicable, a “Selling Party” and collectively the “Selling Parties”) enters into a Definitive Agreement for a proposed Sale Transaction, then the Selling Parties hereby grant to Humana (or its designated Affiliate) a right of first refusal with respect to such proposed Sale Transaction (the “Option”) in accordance with the following provisions:

(a) The applicable Selling Parties shall, contemporaneously with entering into such Definitive Agreement, provide to Humana a written notice (an “Acquisition Notice”) stating (i) their intention to consummate the Sale Transaction on the terms and conditions contemplated by such Definitive Agreement, (ii) the identity of the prospective acquiror in the proposed Sale Transaction (the “Proposed Acquiror”), (iii) the bona fide purchase price proposed to be paid by the Proposed Acquiror in the proposed Sale Transaction (the “Offered Price”) and (iv) the other material terms and conditions, including those set forth in such Definitive Agreement, upon which the proposed Sale Transaction is proposed to be made (the “Offered Terms”). The Acquisition Notice shall also include a copy of the applicable Definitive Agreement and any related documents.

(b) Humana (or its designated Affiliate) may elect, by providing written notice to the applicable Selling Parties (an “Election Notice”) at any time within the longer of (w) in the event that the Selling Parties enter into a Definitive Agreement for a proposed Sale Transaction with a Proposed Acquiror, ninety (90) calendar days following Humana’s receipt of all material non-public diligence information provided by, or on behalf of, the Selling Parties to such Proposed Acquiror in connection with the proposed Sale Transaction, (x) ninety (90) calendar days after the Sale Process Initiation Date, (y) solely in the event that the Selling Parties enter into a Definitive Agreement for a proposed Sale Transaction with a Proposed Acquiror in connection with a Sale Process, thirty (30) calendar days after the date that the Selling Parties provide an Acquisition Notice to Humana pursuant to Section 3.1(a) and (z) solely in the event that the Selling Parties enter into a Definitive Agreement for a proposed Sale Transaction with a Proposed Acquiror outside of a Sale Process, ninety (90) calendar days after the date that the Selling Parties provide an Acquisition Notice to Humana pursuant to Section 3.1(a) (the “Election Period”), to engage in the Sale Transaction contemplated by the Definitive Agreement with the applicable Selling Parties in lieu of the Proposed Acquiror at the Offered Price and on the Offered Terms, the intention of the foregoing being that Humana shall have ninety (90) calendar days to take such actions as are reasonably necessary in order for it to determine whether or not to provide an Election Notice to the applicable Selling Parties; provided that in the event an Option Lapse occurs in connection with a Sale Process, if Humana subsequently obtains another Option as contemplated by the proviso to Section 3.1(c) and Section 3.1(d), and thereafter receives an Acquisition Notice pursuant to Section 3.1(a) that arises from the same Sale Process, then the Election Period with respect to such Option shall be the later of (x) thirty (30) calendar days after the date that the Selling Parties provide such Acquisition Notice and (y) thirty (30) calendar days after Humana’s receipt of all material non-public diligence information provided by, or on behalf of, the applicable Selling Parties to such Proposed Acquiror in connection with the proposed Sale Transaction. Notwithstanding anything herein to the contrary, if the Offered Price specified in the Acquisition Notice is payable in a form of consideration other than cash, Humana (or its designated Affiliate) shall have the right to pay such Offered Price in an amount of cash equal to the fair market value of such consideration, as mutually determined in good faith by the applicable Selling Parties and Humana during the Election Period; provided that if Humana and the applicable Selling Parties are unable to agree on the fair market value of such consideration during the Election Period, then Humana and the applicable Selling Parties shall appoint an independent appraiser to determine the fair market value of such consideration (which must be an amount between or equal to the amounts proposed by the applicable Selling Parties and Humana), which determination shall be deemed to be final, binding and unreviewable for all purposes under this Agreement, including for purposes of this Section 3.1(b); provided, further, that if such independent appraiser’s determination does not exceed the fair market value proposed by Humana to the independent appraiser by at least ten percent (10%), the applicable Selling Parties will reimburse Humana for all costs of the appraisal; otherwise, the applicable Selling Parties and Humana will each bear 50% of the costs of the appraisal.

(c) If Humana does not deliver an Election Notice within the applicable Election Period or otherwise waives its Option (an “Option Lapse”), the Selling Parties may consummate the transactions contemplated by the Definitive Agreement with the Proposed Acquiror on the Offered Terms and at the Offered Price; provided that if the Selling Parties or the Proposed Acquiror terminate such Definitive Agreement, the Option shall again apply and the Selling Parties shall be prohibited from entering into any subsequent Definitive Agreement, or consummating any subsequent proposed Sale Transaction (in each case, other than with Humana (or its designated Affiliate)), unless the process set forth in this Section 3.1 is again complied with.

(d) Notwithstanding the foregoing or anything in this Agreement to the contrary, if the Selling Parties or the Proposed Acquiror waive the terms and conditions of the Definitive Agreement, or enter into an amended Definitive Agreement with different Offered Terms and/or Offered Price, then Humana shall also have an Option with respect to the proposed Sale Transaction contemplated by such waived or amended Definitive Agreement, on the terms set forth in this Section 3.1.

3.2 Notwithstanding the foregoing or anything in this Agreement to the contrary, from and after the Effective Date, (a) the Selling Parties shall not consummate, or enter into any Definitive Agreement providing for, any Sale Transaction if the Proposed Acquiror is United HealthGroup Incorporated or an Affiliate thereof, and (b) the holders of equity securities of Cano Intermediate shall not transfer or sell any equity securities of Cano Intermediate to United HealthGroup Incorporated or an Affiliate thereof. Notwithstanding the foregoing or anything in this Agreement to the contrary, from and after the Effective Date, Cano Intermediate agrees to take all actions necessary (including, in the case of Cano Intermediate, by including restrictive prohibitions in its limited liability company agreement) to ensure that, upon the exchange or conversion of equity securities of Cano Intermediate for shares of Pubco, such holder(s) of equity securities of Cano Intermediate shall (i) represent and warrant to Cano Intermediate that such exchange and/or conversion is not being consummated for the purpose of, or the intent to, transfer or sell any equity securities of Cano Intermediate (or shares of Pubco or any other Person into which they may be convertible) to United HealthGroup Incorporated or an Affiliate thereof in one transaction or in a series of related transactions (such representation and warranty, the “United Representation”) and (ii) covenant to Cano Intermediate that such holder(s) of equity securities of Cano Intermediate shall not transfer or sell any equity securities of Cano Intermediate (or shares of Pubco or any other Person into which they may be convertible) to United HealthGroup Incorporated or an Affiliate thereof in one transaction or in a series of related transactions (such covenant, the “United Covenant”). In the event any holder of equity securities of Cano Intermediate breaches the United Representation or the United Covenant, each of Cano and Pubco acknowledge and agree that such Person shall enforce any and all rights, and shall not waive any right, which such Person has or may have relating to, arising from or in connection with such breach of the United Representation or the United Covenant, as applicable. For the avoidance of doubt, upon the exchange or conversion of equity securities of Cano Intermediate for shares of Pubco, any sale of such shares of Pubco made by a broker in the open market to United HealthGroup Incorporated or an Affiliate thereof shall not constitute a breach of the United Representation, the United Covenant or this Agreement.

3.3 Notwithstanding the foregoing or anything in this Agreement to the contrary, from and after the Effective Date, each Selling Party shall provide Humana with thirty (30) calendar days’ advanced written notice of the date upon which such Person intends to initiate a Sale Process (such date, the “Sale Process Initiation Date”) along with access to any information, if any, that is complete and available at such time and that such Selling Party intends to share with prospective acquirors in the Sale Process from and after the Sale Process Initiation Date. If any Sale Process is initiated, notwithstanding the foregoing or anything in this Agreement to the contrary, such Selling Party shall include Humana in that Sale Process in substantially the same manner as other bidders, including without limitation, by providing Humana with access to all of the material non-public due diligence information provided by, or on behalf of, the Selling Parties to other bidders in connection with the proposed Sale Transaction.

3.4 Notwithstanding the foregoing or anything in this Agreement to the contrary, from and after the Effective Date, after entering into a Definitive Agreement with a Proposed Acquiror for a proposed Sale Transaction, (a) such Selling Party shall not consummate such Sale Transaction prior to the occurrence of an Option Lapse with respect to such Sale Transaction and (b) in the event that Humana delivers an Election Notice with respect to any proposed Sale Transaction, such Selling Party shall promptly terminate the Definitive Agreement with the Proposed Acquiror. Notwithstanding the foregoing or anything in this Agreement to the contrary, from and after the Effective Date, the Selling Parties shall not consummate, or enter into any Definitive Agreement providing for, any Sale Transaction if the Definitive Agreement does not expressly provide that (i) the Selling Parties and the Proposed Acquiror shall not be permitted to consummate such Sale Transaction prior to the occurrence of an Option Lapse with respect to such Sale Transaction and (ii) the Selling Parties have the right to terminate such Definitive Agreement in order to comply with their obligations under this Agreement, without Humana or any of its Affiliates, or any Persons who would be Affiliates of Humana after giving effect to the consummation of the Sale Transaction pursuant to Humana’s election of its Option, being required to pay, or being liable for, any termination fees, damages, expenses or other fees or liabilities in connection with any such termination (it being understood and agreed that, to the extent that the Selling Parties are, or agree to be, liable for any such fees or liabilities in a Definitive Agreement, such fees and liabilities shall be fully and finally satisfied by the Selling Parties (other than any Selling Parties who would be Affiliates of Humana after giving effect to the consummation of the Sale Transaction pursuant to Humana’s election of its Option) prior to the consummation of a Sale Transaction with Humana, to the extent that Humana elects to exercise its Option hereunder with respect to such Sale Transaction).

3.5 Notwithstanding the foregoing or anything in this Agreement to the contrary, upon any Option Lapse with respect to a particular Sale Transaction, Humana shall be deemed to have waived any other right of first refusal or similar right that it may have under any contract or agreement that it maintains with Cano, Cano Intermediate, Pubco or any of their respective Affiliates solely with respect to such Sale Transaction; provided, that the foregoing waiver does not constitute any waiver of rights with respect to any Sale Transaction that is consummated on terms and conditions other than the Offered Price and Offered Terms for such Sale Transaction; provided, further, for the avoidance of doubt, that Humana shall not be deemed to have waived any other right of first refusal or similar right that it may have under any contract or agreement that it maintains with Cano, Cano Intermediate, Pubco or any of their respective Affiliates in connection with a transaction that does not constitute a Sale Transaction.

4. REPRESENTATIONS.

Each of the parties hereto hereby represents and warrants to the other party that: (a) it is a corporation or other entity duly organized and validly existing under the laws of the applicable state of its incorporation or organization, and has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; (b) this Agreement has been duly authorized, executed and delivered by such party and it constitutes the legal, valid and binding obligations of such party, and it is enforceable against such party in accordance with its terms, except to the extent such enforceability may be limited by bankruptcy, reorganization, insolvency or similar laws of general applicability governing the enforcement of the rights of creditors; and (c) neither the execution, delivery and performance of this Agreement nor the consummation by such party of the transactions contemplated hereby will violate or conflict with or constitute a default under any contractual obligation of such party, or any judgment, order or decree applicable to, or binding upon, such party.

5. COVENANTS.

5.1 Further Assurances. At any time and from time to time, either party will, without further consideration and at the other party’s expense, take such further action and execute and deliver such further instruments and documents as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Agreement.

5.2 Confidentiality. Each of the parties hereto agrees that it will, except as required by applicable law or regulation (in which case any disclosure shall be limited to only such information as is required under such law or regulation) keep confidential and will not disclose, divulge, or use for any purpose the existence or terms of this Agreement, including the terms of any proposed transactions contemplated herein; provided that Cano, Cano Intermediate, Pubco or any of their respective Affiliates may disclose the existence of this Agreement and its obligations hereunder (without disclosing Humana’s identity) to potential acquirors on a “need to know” basis, if required in order to receive offers or proposals relating to any Sale Transaction from any potential acquirers; provided, however, that the disclosing party shall be responsible for any breach of this Section 5.2 by any such potential acquirors as if they were party hereto.

6. MISCELLANEOUS.

6.1 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6.1):

(a) if to Humana:

Humana Inc.

500 W. Main Street

Louisville, Kentucky 40202

Attention: Joseph Ruschell

(b) if to Cano, Cano Intermediate or Pubco:

c/o Cano Health, LLC

9725 NW 117 Avenue, Second Floor

Miami, FL 33178

Attn: Dr. Marlow Hernandez, CEO

Email: mhernandez@canohealth.com

with a copy to (which notice shall not constitute notice):

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Attn: Chris Wilson

Email: cwilson@goodwinlaw.com

6.2 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to either party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

6.3 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof and thereof.

6.4 Assignment. None of the parties hereto may assign this Agreement or any of his, her or its rights and obligations under this Agreement without the prior written consent of the other party hereto; provided, that the assignee in each such instance expressly assumes all obligations imposed on the assigning party by this Agreement in writing; provided, further, that a change of control of Humana Inc. (through stock sale, merger, or otherwise and regardless of whether Humana Inc. is the surviving entity in such a transaction) shall not constitute an assignment that requires the consent of Cano pursuant to this Section 6.4.

6.5 Amendment. This Agreement may not be amended or modified except by an instrument in writing executed by Humana, Cano, and Pubco.

6.6 Waiver. As amongst the parties hereto, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (c) to the extent permitted by applicable law, waive compliance with any of the agreements of the other party or conditions to such party’s obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

6.7 No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and nothing herein is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.

6.8 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any federal or state court located in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity.

6.9 Interpretive Rules. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and all Section references are to this Agreement unless otherwise specified. The words “include,” “includes” and “including” will be deemed to be followed by the phrase “without limitation.” The word “days” means calendar days unless otherwise specified herein. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. No provision of this Agreement shall be construed to require any party or their respective officers, directors, subsidiaries or Affiliates to take any action which would violate or conflict with any applicable law. The word “if” means “if and only if.” The word “or” shall not be exclusive. The meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms.

6.10 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles of conflicts of law. EXCEPT AS OTHERWISE SET FORTH HEREIN, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE COURTS OF THE STARE OF DELAWARE AND TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE STARE OF DELAWARE FOR THE PURPOSE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND EACH OF SUCH PARTIES HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT TO SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED EXCLUSIVELY IN ANY DELAWARE STATE OR FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES

THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS IN ANY OTHER ACTION OR PROCEEDING RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, ON BEHALF OF ITSELF OR ITS PROPERTY, BY THE PERSONAL DELIVERY OF COPIES OF SUCH PROCESS TO SUCH PARTY. NOTHING IN THIS SECTION 6.10 SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

6.11 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

6.12 Non-Circumvention. Each party hereby covenants and agrees that such party will not, by sale, lease, license, transfer, conveyance or other disposition, directly or indirectly, in one transaction or a series of related transactions (including by way of merger, consolidation, recapitalization, exchange offer, spin-off, split-off, reorganization or sale of securities), or by the taking of any other action, knowingly enter into and/or consummate any transaction, or series of related transactions, with the intent to (a) circumvent or avoid the observance or performance of any of the terms of this Agreement or (b) indirectly accomplish that which it is not permitted to accomplish directly under this Agreement.

[Signature Page Follows]

Exhibit 10.13

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

HUMANA:

HUMANA INC.

By:
Name:
Title:

HUMANA MEDICAL PLAN, INC.

By:
Name:
Title:

HUMANA HEALTH INSURANCE COMPANY OF FLORIDA, INC.

By:
Name:
Title:

HUMANA INSURANCE COMPANY

By:
Name:
Title:

CANO:

PRIMARY CARE (ITC) HOLDINGS, LLC

By:
Name:
Title:

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

CANO INTERMEDIATE:

PRIMARY CARE (ITC) INTERMEDIATE HOLDINGS, LLC

By:
Name:
Title:

PUBCO:

CANO HEALTH, INC.

By:
Name:
Title:

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